Exhibit 99.1

Athira Pharma Announces Appointment of Grant Pickering to its Board of Directors

BOTHELL, Wash., January 31, 2022 — Athira Pharma, Inc. (NASDAQ: ATHA), a late clinical-stage biopharmaceutical company focused on developing small molecules to restore neuronal health and stop neurodegeneration, today announced the appointment of Grant Pickering to its Board of Directors. Mr. Pickering is Chief Executive Officer, co-founder and member of the Board of Directors at Vaxcyte, Inc. (NASDAQ: PCVX), a vaccine innovation company engineering high-fidelity vaccines to protect humankind from the consequences of bacterial diseases.

“Grant is an accomplished life sciences leader with considerable experience across all stages of development and commercialization of new medicines,” said Mark Litton, Ph.D., President and Chief Executive Officer at Athira. “His deep experience in the biopharma industry provides a valuable resource to Athira as we advance the development of innovative therapies for neurological diseases.”

Mr. Pickering has over 30 years of experience across vaccines and immunotherapeutic drug development and commercialization, and has led the successful formation and financing of multiple platform companies.

Mr. Pickering commented, “Athira’s lead candidate ATH-1017 and drug discovery platform offers an innovative approach to the development of therapies designed to improve the outlook for those suffering from a range of neurological diseases, including Alzheimer’s Disease. I look forward to working with my fellow Board members and company management as we continue to advance Athira’s innovative pipeline.”

Mr. Pickering previously served as CEO of Mymetics Corporation and Juvaris BioTherapeutics. Prior to Juvaris, Mr. Pickering served as Senior Vice President, Operations at Dendreon Corporation and led marketing and business development for Algos Pharmaceutical Corporation. Mr. Pickering began his career at Glaxo and Johnson & Johnson in sales, marketing, and clinical research roles. Mr. Pickering earned his BS degree in marketing from The Pennsylvania State University and his MBA from Georgetown University with high honors.

About Athira Pharma, Inc.

Athira, headquartered in the Seattle area, is a late clinical-stage biopharmaceutical company focused on developing small molecules to restore neuronal health and stop neurodegeneration. Athira aims to provide rapid cognitive improvement and alter the course of neurological diseases with its novel mechanism of action. Athira is currently advancing its lead therapeutic candidate, ATH-1017, a novel small molecule for Alzheimer’s, Parkinson’s disease dementia and Dementia with Lewy bodies. For more information, visit www.athira.com. You can also follow Athira on Facebook, LinkedIn and @athirapharma on Twitter and Instagram.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not based on historical fact and include statements regarding ATH-1017 as a potential treatment for Alzheimer’s disease, Parkinson’s disease dementia, and other dementias; Athira’s platform technology and potential therapies; future development plans; and Athira’s ability to advance its product candidates into later stages of development. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “plan,” “believe,” “intend,” “pursue,” “continue,” and other similar expressions, among others. Any forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the preliminary data for Athira’s ATH-1017 product candidate from the Phase 1a/b trials will not continue or persist in current or planned clinical trials; cessation or delay of any of the ongoing clinical trials and/or Athira’s development of ATH-1017 and other product candidates may occur; the impact of the COVID-19 pandemic on Athira’s business, research and clinical development plans and timelines, and the regulatory process for Athira product candidates; the outcome of legal proceedings which have been or may in the future be instituted against us and certain of our directors and officers; clinical trials may not demonstrate safety and efficacy of any of Athira’s product candidates; Athira’s assumptions regarding the sufficiency of its cash, cash equivalents and investments to fund its planned operations may be incorrect; while P300 latency is a functional measure that is highly correlated with cognition, Athira may not successfully establish a connection between these P300 latency results and improved cognition; as well as the other risks detailed in Athira’s filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof and Athira undertakes no obligation to update forward-looking statements. Athira may not actually achieve the plans, intentions, or expectations disclosed in its forward-looking statements, and you should not place undue reliance on the forward-looking statements.

Investor & Media Contact:

Julie Rathbun

Julie.rathbun@athira.com

206-769-9219